 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2005

INNCARDIO, INC.
(Exact Name of Registrant as Specified in Charter)

Utah	000-28727	87-06254752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 19th Floor, New York, NY 10019
(Address of principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (646) 723 8940

Formerly Softwall Equipment Corporation, 378 North Main, #124, Layton, Utah 84041: (801) 497-9075
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On March 24, 2005, the Registrant entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”) among the Registrant, Cengent Acquisition Corp. (“CAC”), a wholly-owned subsidiary of the Registrant, and Cengent Therapeutics Inc. (“Cengent”), a privately held company. Pursuant to the Merger Agreement, CAC will merge with and into Cengent, and as a consequence of the merger (the “Merger”) Cengent will become a wholly owned subsidiary of the Registrant. The Merger is expected to be consummated in the Fall of 2005. The Agreement and Plan of Merger is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Except for certain "Excluded Shares", as defined below, upon the conclusion of the Merger, on a fully diluted basis, and subject to certain other adjustments described below, the Registrant's shareholders who were shareholders of the Registrant immediately prior to the Merger will own approximately fifty-five percent (55%), and the then former Cengent securities holders, in the aggregate, will own approximately forty-five percent (45%), of the common stock, par value $0.001 per share (the "Common Stock") of the Registrant. The aggregate number of shares to be owned by the then former Cengent securities holders upon the conclusion of the Merger is sometimes referred to in the Agreement and Plan of Merger as the “Aggregate Merger Consideration”.

"Excluded Shares" include any shares of Common Stock that may be issued upon exercise, exchange or conversion of either (i) securities sold in a "Qualified Financing" between March 24, 2005 and the effective time of the Merger (the “Effective Time”) or (ii) issued or issuable to Bioaccelerate Holdings, Inc., of which the Registrant is an indirect subsidiary, in connection with a certain convertible credit line facility in favor of Cengent (the “Convertible Credit Line Facility”) or a certain secured credit line facility in favor of the Registrant (the “Secured Credit Line Facility”). The Excluded Shares will be excluded from the calculation of aggregate share ownership percentages upon conclusion of the Merger for the Registrant's shareholders and the then former Cengent securities holders set forth in the preceding paragraph. As used in the Agreement and Plan of Merger, the term "Qualified Financing" means an equity financing by the Registrant of at least $20,000,000, exclusive of any amount of the Secured Credit Line Facility then outstanding which may be converted into that financing.

In addition, the following shares of the Registrant’s Common Stock (the “Employee Retention Shares”), which the Registrant has undertaken to issue to certain officers and directors of Cengent on or after the Effective Time of the Merger pursuant to certain employee retention agreements with those officers and directors, shall be deducted from the amount of shares otherwise issuable to the former Cengent securities holders, in the aggregate, pursuant to the Agreement and Plan of Merger: (1) at least 194,545 shares, and (at the option of the Board of Directors of Cengent) up to 100,000 additional shares, to be issued to Dr. J. Gordon Foulkes, the President of Cengent; (2) 95,273 shares, to be issued to Brian Baker, the Chief Financial Officer of Cengent; (3) 23,636 shares, to be issued to Edward O. Lanphier, II, the Chairman of the Board of Directors of Cengent; and (4) 48,636 shares, to be issued to Dr. Kalyanaraman Ramnarayan, the Chief Scientific Officer of Cengent.

The number of shares of the Registrant’s Common Stock which is the quotient obtained by dividing all of the following cash payments by 3.00 also shall be deducted from the amount of shares otherwise issuable to the former Cengent securities holders, in the aggregate, pursuant to the Agreement and Plan of Merger. The following amounts will be paid in cash at the Effective Time to those individuals pursuant to those employee retention agreements: $100,000 to Dr. Foulkes, $52,000 to Mr. Baker, $50,000 to Mr. Lanphier, and $25,000 to Dr. Ramnarayan. In addition, the sum of $350,000 is to be paid at the Effective Time to P2 Partners, LLC, for certain advisory services furnished to Cengent in connection with the sale of the Company. P2 Partners, LLC is also to receive in compensation for those services additional cash compensation equal to 2% of the consideration paid for Cengent in the Merger (less the initial $350,000 payment), with Cengent being valued at the lesser of (i) the price per share of the Registrant’s Common Stock in the Qualified Financing (or an equity financing of the Registrant of at least $15,000,000) or (ii) $3.00 per share. The additional cash payment to P2 Partners shall be due (i) at the Effective Time, if either the Qualified Financing or the equity financing of at least $15,000,000 by the Registrant occurs on or after the date of the Agreement and Plan of Merger but on or before the Effective Time, or (ii) if not, then at the earliest to occur after the Effective Time of (x) the Qualified Financing and (y) an equity financing by the Registrant of at least $15,000,000. The shares of common stock to be issued to Messrs. Foulkes, Baker, Lanphier and Ramnarayan as described in the preceding paragraph will also be issued at the time of the second payment to P2 Partners, LLC.

In addition, there shall be deducted from the amount of shares otherwise issuable to the former Cengent securities holders, in the aggregate, pursuant to the Agreement and Plan of Merger, that number of shares of the Registrant’s Common Stock which is the quotient obtained by dividing by 3.00 certain additional expenses (the “Additional Expenses”) to the extent not already described above. The Additional Expenses include the following: the sum of fees, costs and expenses (including, without limitation, legal, accountant and other professional fees and expenses) incurred and unpaid (or paid directly or indirectly through utilization of credit furnished directly or indirectly by Bioaccelerate Holdings, Inc.) by Cengent (or paid by the Registrant on or after the Effective Time) or paid or to be paid in cash in connection with the negotiation, execution and consummation of the Merger, the Agreement and Plan of Merger, and the transactions, agreements, instruments and documents contemplated thereby, as well as any portion of any and all broker fees and commissions paid or to be paid in cash at the Effective Time, fees and expenses for the tail insurance policy in favor of Cengent’s officers and directors to be acquired by Cengent pursuant to the Agreement and Plan of Merger, and any other fees and expenses of Cengent to be paid at or in connection with the Effective Time of the Merger.

Upon the effectiveness of the Merger, each outstanding share of Cengent’s common and preferred stock shall be cancelled automatically and converted into shares of the Registrant's Common Stock in accordance with the terms and conditions of the Agreement and Plan of Merger. Each outstanding option or warrant for securities of Cengent shall automatically be converted into an instrument to receive, upon exercise, shares of the Registrant’s Common Stock in accordance with the terms and conditions of the Agreement and Plan of Merger. In addition, each outstanding senior secured convertible promissory note of Cengent shall be cancelled automatically and shall be converted into the right to receive that number of shares of the Registrant’s Common Stock which shall be equal to (a) the sum of (i) the outstanding principal amount and any accrued but unpaid interest on such secured convertible promissory note and (ii) one hundred fifty percent (150%) of the outstanding principal amount of such convertible promissory note, divided by (b) the lesser of (1) $3.00 per share or (2) the price per share used in the Qualified Financing, or in the event the Qualified Financing does not occur on or before the date that is six (6) months after the Effective Time, the weighted average closing price per share of the Registrant’s Common Stock over the twenty (20) trading day period ending three (3) days prior to the date that is six (6) months after the Effective Time; provided, that in no event shall such number of shares be greater than the number of shares of the Registrant’s Common Stock included in the Aggregate Merger Consideration; and provided, further, that in the event that the aggregate merger consideration to be issued to the holders of Cengent’s secured convertible promissory notes should exceed ninety percent (90%) of the Aggregate Merger Consideration, then the aggregate consideration to be issued to the holders of Cengent’s secured convertible promissory notes shall be adjusted to such lower amount as shall equal ninety percent (90%) of the Aggregate Merger Consideration. The shares of Common Stock issued or reserved for issuance at the closing of the Merger are sometimes referred to as the "Merger Shares."

The Cengent securities holders (other than the holders of the secured convertible promissory notes) are entitled, under the Agreement and Plan of Merger, to receive various portions of the “Residual Merger Consideration”, which is the Aggregate Merger Consideration less the merger consideration paid to the holders of Cengent’s secured convertible promissory notes. The amount of Merger Shares to be received by each Cengent securities holder can not be calculated at this time because the amount of merger consideration to be paid to the holders of Cengent’s secured convertible promissory notes will be determined pursuant to the formula, described in the preceding paragraph, whose application depends upon events which have not yet occurred and which may not occur prior to the closing.

In the event that the Qualified Financing does not occur prior to the Effective Time, the Registrant shall cause the Aggregate Merger Consideration to be delivered in escrow to an escrow agent designated by Cengent pursuant to an escrow agreement to be entered into by and among Cengent, the escrow agent and a representative of Cengent’s securities holders. As soon as practicable after the earlier of the closing of the Qualified Financing or the date that is six (6) months after the Effective Time, the escrow agent shall determine the amount of the Aggregate Merger Consideration due to the holders of Cengent’s secured convertible promissory notes and shall determine the amounts of Merger Shares due to the other holders of the Company’s securities. As soon as practicable after the closing of the Qualified Financing or the date that is six (6) months after the Effective Time, the escrow agent shall provide to the Registrant’s transfer agent any certificate held by the escrow agent representing the Aggregate Merger Consideration and the information required for the transfer agent to issue transmittal letters to Cengent’s former securities holders and commence the process of exchanging certificates evidencing the Aggregate Merger Consideration for certificates evidencing Cengent’s securities.

However, it is certain that Cengent securities holders have the right to receive the following portions of whatever is determined to constitute the Residual Merger Consideration, on a pro rata basis with all other outstanding shares of the same class of Cengent securities:

Security     Percentage of Residual Merger Consideration*
Series A Preferred Stock      2.40%
Series B Preferred Stock      5.30%
Series C Preferred Stock      5.49%
Series D Preferred Stock      32.79%
Series F Preferred Stock      3.94%
Series G Preferred Stock                  15.08%
Series H Preferred Stock                  25.00%
Series E Preferred Stock and Common Stock, as one group       10.00%

* The shares underlying outstanding Cengent options and warrants shall be deemed to be outstanding for purposes of calculating the foregoing percentages and merger consideration shall be allocated for those options and warrants out of the merger consideration for the applicable underlying security.

The Merger is subject to approval by the shareholders of Cengent, to the satisfaction of customary terms and conditions, and to the truth and correctness of customary representations and warranties of the parties to the Agreement and Plan of Merger. However, Cengent has covenanted to deliver, within 25 days, voting agreements by officers, directors and other shareholders of Cengent who own the requisite majorities of each applicable class of Cengent’s securities to vote to approve the Merger. Cengent has covenanted to call a meeting of its shareholders for the purpose of approving the Merger within thirty (30) days following the date upon which the Registrant’s Registration Statement on Form S-4 to cover the shares of the Registrant’s Common Stock to be issued or reserved for issuance to Cengent securities holders in the Merger is declared effective by the U.S. Securities and Exchange Commission. The Registration Statement is being prepared and has not yet been filed by the Registrant.

Notwithstanding the Registration Statement on Form S-4, pursuant to the Agreement and Plan of Merger, all Merger Shares to be issued to each Cengent holder who will receive more than 1,000 shares of the Registrant’s Common Stock in the Merger will be subject to a lock-up period after the Effective Time (the “Lock-Up Period”), and each certificate representing shares subject to the Lock-Up Period shall bear the appropriate restrictive legend. In no event, however, shall more than 100,000 shares of the Registrant’s Common Stock be excluded from the Lock-Up Period at the Effective Time without the Registrant’s prior written consent. If the Registrant has consummated a Qualified Financing on or prior to the Effective Time, the Lock-Up Period, during which the transfer of Merger Shares shall be prohibited, shall be for a period of the greater of six (6) months after the consummation of the Qualified Financing or six (6) months after the Effective Time. If the Registrant has not consummated a Qualified Financing on or prior to the Effective Time, the Lock-Up Period shall be for a period of the lesser of (i) the time period of the Lock-Up Period required by a placement agent or underwriter in connection with the Qualified Financing or twelve (12) months after the Effective Time. Notwithstanding the foregoing, if any of the Registrant’s officers or directors, Bioaccelerate Holdings, Inc., or any holder of 5% or more of the shares of the Registrant who executes and delivers a lock-up agreement pursuant to the Agreement and Plan of Merger is released by the Registrant and by the placement agent or underwriter in connection with the Qualified Financing from the corresponding lock-up during the Lock-Up Period, the lock-up shall terminate at the same time as to the Cengent securities holders who were subjected to the Lock-Up Period with respect to their Merger Shares. The Agreement and Plan of Merger also provides that the Employee Retention Shares shall be subject to the lock-up for the Lock-Up Period unless otherwise released by the Registrant.

Notwithstanding the Registrant's agreements, there can be no assurance that the Registrant will ever file any such registration statement and, even if so, that any such registration statement will ever become effective, or that once effective, such effectiveness will be maintained.

Pursuant to the Agreement and Plan of Merger, at the Effective Time, if it has not already done so, the Registrant shall take such actions as are necessary to cause the number of directors comprising the Registrant’s Board of Directors to be increased to seven (7) directors, effective as of the Effective Time. At the Effective Time, the Board of Directors of the Registrant shall consist of seven (7) directors, of whom three (3) shall be individuals designated in writing by Cengent sufficiently in advance of the Effective Time for the Registrant to furnish appropriate disclosures concerning such persons in required filings and notices, and four (4) of whom shall be individuals designated by the Registrant, one of whom shall be the Registrant’s Chief Executive Officer and Chairman at the Effective Time.

The description contained in this Item 1.01 of the terms and conditions of the Agreement and Plan of Merger is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Upon execution of the Agreement and Plan of Merger, the Registrant, Bioaccelerate Holdings, Inc., a corporation of which the Registrant is an indirect subsidiary, and Cengent executed and delivered a credit line facility agreement dated March 24, 2005 (the “Credit Line Facility Agreement”) in favor of Cengent whereby Bioaccelerate Holdings, Inc. made a $500,000 working capital advance to Cengent. Pursuant to the Credit Line Facility Agreement, Bioaccelerate Holdings, Inc. agreed to make an additional $500,000 working capital advance to Cengent every 30 days thereafter until the Merger is consummated or the Agreement and Plan of Merger is terminated other than due to a breach by Bioaccelerate Holdings, Inc. of its obligation to deliver a working capital advance to Cengent. Bioaccelerate Holdings, Inc. will receive certain warrants for Cengent securities upon making each advance and will have the benefit of the security interest and preferential liquidation and debt repayment premium rights enjoyed by Cengent’s secured convertible note holders, pro rata with those holders as their respective interests appear. However, if the Merger is consummated, the Cengent warrants issued to Bioaccelerate Holdings, Inc. will terminate, as will Bioaccelerate Holdings, Inc.’s right to participate in the preferential liquidation and debt repayment premium rights of Cengent’s secured convertible promissory note holders, and the principal and interest on the working capital advances by Bioaccelerate Holdings, Inc. will be rolled over into, and credited as advances under, the secured credit facility which Bioaccelerate Holdings, Inc. has furnished in favor of the Registrant, except as the parties shall otherwise arrange. In the event that the Agreement and Plan of Merger is terminated due to breach by Bioaccelerate Holdings, Inc. of its obligation to deliver a working capital advance to Cengent pursuant to the Credit Line Facility Agreement, Cengent will be entitled to retain the initial $500,000 working capital advance furnished by Bioaccelerate Holdings, Inc. as liquidated damages and will have no further claims with regard to that breach against Bioaccelerate Holdings, Inc. The description contained in this Item 1.01 of the terms and conditions of the Credit Line Facility Agreement is qualified in its entirety by reference to the full text of the Credit Line Facility Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

In connection with the execution and delivery of the Agreement and Plan of Merger, Bioaccelerate Holdings, Inc., of which the Registrant is an indirect subsidiary, arranged for Bioaccelerate, Inc., of which the Registrant is a subsidiary, to establish a secured credit line facility (the “Secured Credit Line Facility”) in the amount of $12,000,000 in favor of the Registrant for the period of one year following the Effective Time. Upon the Effective Time, any indebtedness owed to Bioaccelerate Holdings, Inc. under the Secured Credit Line Facility Agreement shall be rolled into and credited as advances under the Secured Credit Line Facility, except as the parties shall otherwise arrange. The Registrant has granted to Bioaccelerate, Inc. a first priority security interest in substantially all of its assets to secure its obligations to make payments of advances under the Secured Credit Line Facility. Advances under the Secured Credit Line Facility shall be made by Bioaccelerate, Inc. to the Registrant as required in respect of mutually agreed upon budgets and satisfaction of other terms and conditions customary in loan agreements with senior lenders. Advances under the Secured Credit Line Facility shall bear interest at the Applicable Federal Rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, and shall be payable on the Maturity Date of the Secured Credit Line Facility. The “Maturity Date” shall mean the earliest of (i) the date on which any Placement (as that term is defined below) occurs, (ii) the date on which an event of default under the Secured Credit Line Facility occurs, or (iii)  the date on which a Change in Control occurs. “Change in Control” shall mean (a) a merger , consolidation or any other combination of the Registrant (other than a merger, consolidation or combination of a wholly-owned subsidiary of the Registrant or any other person or entity with respect to which Bioaccelerate, Inc. has given its approval in writing) with any entity or person, (b) the sale of all or substantially all of the assets of the Registrant, or (c) the purchase by a single entity or group, as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, of more than 25% of the voting stock of the Registrant in a single transaction or a series of related transactions. A “Placement” shall mean the closing of either debt or equity financing in which the Registrant receives at least Twenty Million Dollars ($20,000,000) in gross proceeds in any transaction or series of related transactions after the date of the Secured Credit Line Facility. The description contained in this Item 1.01 of the terms and conditions of the Secured Credit Line Facility is qualified in its entirety by reference to the full text of the letter agreement dated March 9, 2005 which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the related promissory note dated March 9, 2005, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and the related security agreement dated March 9, 2005, which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(a) In connection with the execution and delivery of the Agreement and Plan of Merger, Bioaccelerate Holdings, Inc., of which the Registrant is an indirect subsidiary, arranged for Bioaccelerate, Inc., of which the Registrant is a subsidiary, to establish a secured credit line facility (the “Secured Credit Line Facility”) in the amount of $12,000,000 in favor of the Registrant for the period of one year following the Effective Time. Upon the Effective Time, any indebtedness owed to Bioaccelerate Holdings, Inc. under the Credit Line Facility Agreement shall be rolled into and credited as advances under the Secured Credit Line Facility, except as the parties shall otherwise arrange. The Registrant has granted to Bioaccelerate, Inc. a first priority security interest in substantially all of its assets to secure its obligations to make payments of advances under the Secured Credit Line Facility. Advances under the Secured Credit Line Facility shall be made by Bioaccelerate, Inc. to the Registrant as required in respect of mutually agreed upon budgets and satisfaction of other terms and conditions customary in loan agreements with senior lenders. Advances under the Secured Credit Line Facility shall bear interest at the Applicable Federal Rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, and shall be payable on the Maturity Date of the Secured Credit Facility. The “Maturity Date” shall mean the earliest of (i) the date on which any Placement (as that term is defined below) occurs, (ii) the date on which an event of default under the Secured Credit Line Facility occurs, or (iii)  the date on which a Change in Control occurs. “Change in Control” shall mean (a) a merger , consolidation or any other combination of the Registrant (other than a merger, consolidation or combination of a wholly-owned subsidiary of the Registrant or any other person or entity with respect to which Bioaccelerate, Inc. has given its approval in writing) with any entity or person, (b) the sale of all or substantially all of the assets of the Registrant, or (c) the purchase by a single entity or group, as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, of more than 25% of the voting stock of the Registrant in a single transaction or a series of related transactions. A “Placement” shall mean the closing of either debt or equity financing in which the Registrant receives at least Twenty Million Dollars ($20,000,000) in gross proceeds in any transaction or series of related transactions after the date of the Secured Credit Line Facility. The description contained in this Item 2.03 of the terms and conditions of the Secured Credit Line Facility is qualified in its entirety by reference to the full text of the letter agreement dated March 9, 2005 which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the related promissory note dated March 9, 2005, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and the related security agreement dated March 9, 2005, which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed with this report:

10.1 Agreement and Plan of Merger dated March 24, 2005 by and among Inncardio, Inc., Cengent Acquisition Corp., and Cengent Therapeutics Inc.

10.2 Credit Line Facility Agreement dated March 24, 2005 by and among Bioaccelerate Holdings, Inc., Inncardio, Inc., and Cengent Therapeutics Inc.

10.3 Commitment Letter dated March 9, 2005 for Secured Credit Line Facility by Bioaccelerate, Inc. and Inncardio, Inc.

10.4 Senior Secured Grid Note dated March 9, 2005 by Inncardio, Inc.

10.5 Security Agreement dated March 9, 2005 by Bioaccelerate, Inc. and Inncardio, Inc.

[Signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNCARDIO, INC.

By: /s/ Bernard Ross --------------------------------- Bernard Ross Chief Executive Officer Date: March 30, 2005

EXHIBIT INDEX

Exhibit Description
------- -----------
10.1 Agreement and Plan of Merger dated March 24, 2005 (the "Agreement and Plan of Merger") by and among Inncardio, Inc., Cengent Acquisition Corp., and Cengent Therapeutics Inc.

10.2 Credit Line Facility Agreement dated March 24, 2005 (the “Credit Line Facility Agreement”) by and among Bioaccelerate Holdings, Inc., Inncardio, Inc., and Cengent Therapeutics Inc.

10.3 Commitment Letter dated March 9, 2005 for Secured Credit Line Facility by Bioaccelerate, Inc. and Inncardio, Inc.

10.4 Senior Secured Grid Note dated March 9, 2005 by Inncardio, Inc.

10.5 Security Agreement dated March 9, 2005 by Bioaccelerate, Inc. and Inncardio, Inc.